Exhibit 99.2

Scotia Pacific Company LLC
Timber Collateralized Notes due 2028

Note Payment Noteholder Certificate

Terms used but not defined herein have the meanings set forth in the Indenture governing the Timber Notes. This Note Payment Noteholder Certificate is delivered pursuant to Section 4.6 of the Indenture.

			Per $1,000
			of original
			principal
		Total	amount

A.	The following summarizes the amounts being paid to the Holders of the Timber Notes on January 20, 2005, pursuant to the Indenture:

1.	Interest (other than interest on Premiums) paid

	Class A-1 Timber Notes	$2,019,178.35	$12.56

	Class A-2 Timber Notes	$8,645,760.00	$35.55

	Class A-3 Timber Notes	$17,862,065.40	$38.55

2.	Principal Paid

	Class A-1 Timber Notes	$17,066,201.001	$106.20

	Class A-2 Timber Notes	$0.00	$0.00

	Class A-3 Timber Notes	$0.00	$0.00

3.	Interest on Premiums paid

	Class A-1 Timber Notes	$0.00	$0.00

	Class A-2 Timber Notes	$0.00	$0.00

	Class A-3 Timber Notes	$0.00	$0.00

[1] This principal payment is being funded from the Scheduled Amortization Reserve Account.

			Per $1,000
			of original
			principal
		Total	amount
4.	Prepayment Premium paid

	Class A-1 Timber Notes	$0.00	$0.00

	Class A-2 Timber Notes	$0.00	$0.00

	Class A-3 Timber Notes	$0.00	$0.00

5.	Deficiency Premium paid

	Class A-1 Timber Notes	$0.00	$0.00

	Class A-2 Timber Notes	$0.00	$0.00

	Class A-3 Timber Notes	$0.00	$0.00

6.	Non-Registration Premium paid

	Class A-1 Timber Notes	$0.00	$0.00

	Class A-2 Timber Notes	$0.00	$0.00

	Class A-3 Timber Notes	$0.00	$0.00

B.	Additional data prior to giving effect to the above payments:

1.	Principal balance of Timber Notes prior to payment

	Class A-1 Timber Notes	$61,654,300.00	$383.66

	Class A-2 Timber Notes	$243,200,000.00	$1,000.00

	Class A-3 Timber Notes	$463,348,000.00	$1,000.00

C.	Additional data after giving effect to the above payments:

1.	Principal balance of Timber Notes after payment

	Class A-1 Timber Notes	$44,588,099.00	$277.46

	Class A-2 Timber Notes	$243,200,000.00	$1,000.00

	Class A-3 Timber Notes	$463,348,000.00	$1,000.00

			Per $1,000
			of original
			principal
		Total	amount
2.	Principal balance if Timber Notes were paid in accordance with Scheduled Amortization

	Class A-1 Timber Notes	$44,588,099.00	$277.46

	Class A-2 Timber Notes	$243,200,000.00	$1,000.00

	Class A-3 Timber Notes	$463,348,000.00	$1,000.00

3.	Amount of Amortization paid ahead of Scheduled Amortization for any Class of Timber Notes (No. 2 — No. 1, if No. 2 is greater than No. 1 for any Class of Timber Notes)

	Class A-1 Timber Notes	$0.00	$0.00

	Class A-2 Timber Notes	$0.00	$0.00

	Class A-3 Timber Notes	$0.00	$0.00

4.	Amount of Amortization which is behind Scheduled Amortization for any Class of Timber Notes (No. 1 — No. 2, if No. 1 is greater than No. 2 for any Class of Timber Notes)

	Class A-1 Timber Notes	$0.00	$0.00

	Class A-2 Timber Notes	$0.00	$0.00

	Class A-3 Timber Notes	$0.00	$0.00

5.	Accrued and unpaid Prepayment Premiums, if any

	Class A-1 Timber Notes	$0.00	$0.00

	Class A-2 Timber Notes	$0.00	$0.00

	Class A-3 Timber Notes	$0.00	$0.00

			Per $1,000
			of original
			principal
		Total	amount
6.	Accrued and unpaid Deficiency Premiums, if any

	Class A-1 Timber Notes	$0.00	$0.00

	Class A-2 Timber Notes	$0.00	$0.00

	Class A-3 Timber Notes	$0.00	$0.00

7.	Accrued and unpaid Non-Registration Premiums, if any

	Class A-1 Timber Notes	$0.00	$0.00

	Class A-2 Timber Notes	$0.00	$0.00

	Class A-3 Timber Notes	$0.00	$0.00

8.	Is a Trapping Event continuing as of the Note Payment Date?	X No	Yes

9.	Does a Cash Retention Event exist as of the Note Payment Date?	X No	Yes

Prevailing SBE Price Data for 6 months ended
JUL — DEC 2004

Old Growth Redwood	$669/Mbf

Young Growth Redwood	$599/Mbf

Old Growth Douglas Fir	$329/Mbf

Young Growth Douglas Fir	$289/Mbf

Whitewoods	$119/Mbf

Note:	Assumes an average size category of 2.0 for old growth and 3.0 for young growth and the following harvest method percentages: Cat — 35%; Yarder/Skyline — 60%; and Helicopter — 5%